UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ACXIOM CORPORATION

(Name of Registrant as Specified In Its Charter)

VA PARTNERS, LLC

VALUEACT CAPITAL MASTER FUND, L.P.

VALUEACT CAPITAL MANAGEMENT, L.P.

VALUEACT CAPITAL MANAGEMENT, LLC

JEFFREY W. UBBEN

GEORGE F. HAMEL, JR.

PETER H. KAMIN

LOUIS J. ANDREOZZI

J. MICHAEL LAWRIE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 7, 2006, VA Partners, LLC, together with Acxiom Corporation, issued the following press release:

For more information, contact:

Dale Ingram

Public Relations Leader

Acxiom Corporation

(501) 342-4346

Katharine Raymond

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom and ValueAct Capital Reach Agreement

ValueAct Capital Terminates Proxy Solicitation; Managing Partner to Join

Acxiom Board

LITTLE ROCK, Ark. and SAN FRANCISCO, Calif. — August 7, 2006 — Acxiom Corporation (Nasdaq: ACXM) and ValueAct Capital® today announced that they have reached an agreement under which ValueAct Capital Managing Partner Jeffrey W. Ubben will join the Acxiom Board. The agreement ends ValueAct Capital’s attempt to elect its three-person alternative slate, which included Mr. Ubben, to the Acxiom Board of Directors. Under the terms of the agreement:

•	ValueAct Capital will vote its shares in favor of the Acxiom slate of board nominees -- chairman and company leader Charles D. Morgan, Ann Die Hasselmo, William J. Henderson and Michael J. Durham - and is terminating its proxy solicitation.

•	ValueAct Capital Managing Partner Jeffrey W. Ubben has been appointed to the Acxiom board of directors for a two-year term, effective immediately. Ubben will become a member of the board’s corporate governance committee and the newly created finance committee.

•	A second, ValueAct Capital selected, independent candidate for the Acxiom board will be nominated for a two-year term, increasing the size of the Company’s board of directors to 11. Ubben and the second candidate will be eligible for election to three-year terms in 2008.

Acxiom today also announced:

•	A modified “Dutch auction” self-tender offer in which Acxiom will seek to repurchase $300 million in Acxiom shares in a range of $25 to $27. Information on this initiative can be obtained by accessing the website of the United States Securities and Exchange Commission at http://www.sec.gov.

•	Its annual shareholders meeting will be held Wednesday, September 27, in New York. The record date will be today, Monday, August 7.

“Jeff Ubben and I agree that the best way for us to achieve our shared objective – delivering significant long-term value for all Acxiom shareholders – is to work together,” Morgan said. “I am pleased Jeff is joining the Acxiom board and am confident his contributions in the boardroom will help us accelerate the momentum that I believe has clearly been building in our business.”

“ValueAct Capital has been invested in Acxiom since 2003, and today is the company’s largest shareholder, because we understand the value the company delivers and its competitive advantage in the marketplace and are committed to helping it deliver even greater value,” Ubben said. “I am pleased to join the Acxiom board and look forward to working actively and constructively with Charles, the other members of the board and the senior leadership team to help deliver significant long-term value to all Acxiom shareholders.”

Morgan said he and Ubben agreed that Acxiom’s $300 million Dutch auction self tender offer is the right decision for the Company and its shareholders.

“Acxiom has been engaged in a substantial open-market share repurchase program for several years, and we view the modified Dutch auction as a good way to accelerate repurchases of our stock and return capital to our shareholders,” Morgan said.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom’s innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China. For more information on Acxiom, visit www.acxiom.com.

About ValueAct Capital

VALUEACT CAPITAL®, with approximately $3.7 billion in investments, seeks to make active strategic-block value investments in a limited number of public companies. The Principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital. ValueAct Capital concentrates primarily on acquiring significant ownership stakes in publicly traded companies, and a select number of control investments, through both open-market purchases and negotiated transactions.

ADDITIONAL INFORMATION

On May 15, 2006, VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, Louis J. Andreozzi and J. Michael Lawrie (collectively, the “Participants”) filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the election of Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie to the Board of Directors of Acxiom Corporation at the 2006 Annual Meeting of Stockholders of Acxiom Corporation.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THEIR SCHEDULE 13D INITIALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 2005, AS SUBSEQUENTLY AMENDED ON FEBRUARY 23, 2005, MARCH 16, 2005, MAY 4, 2005, JUNE 3, 2005, JULY 12, 2005, JULY 13, 2005, SEPTEMBER 27, 2005, OCTOBER 18, 2005, OCTOBER 21, 2005, MARCH 31, 2006, MAY 15, 2006, JUNE 21, 2006 AND AUGUST 7, 2006.

THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. THE SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.